Exhibit 99.1

News Release

ACI Worldwide, Inc. Reports Financial Results for the

Quarter Ended June 30, 2019

Q2 HIGHLIGHTS

•	ACI total revenue up 27%

•	Net income of $6 million, versus net loss of $15 million last year

•	ACI adjusted EBITDA up 80%

•	Speedpay acquisition integration on track

•	Reiterating 2019 and 2020 guidance

NAPLES, FLA — August 8, 2019 — ACI Worldwide (NASDAQ: ACIW), a leading global provider of real-time electronic payment and banking solutions, today announced financial results for the quarter ended June 30, 2019.

“We are pleased with our results in Q2. ACI revenue increased 27%, or 6% excluding the Speedpay contribution. We continue to see strong margin improvement in our On Demand segment which saw net adjusted EBITDA margins of 18% compared to negative 5% last year,” commented Phil Heasley, President and CEO, ACI Worldwide. “We are also pleased with the integration and contribution of Speedpay and we remain confident in our full year outlook.”

Q2 2019 FINANCIAL SUMMARY

In Q2 2019, total bookings were $301 million, up 52% from last year. New bookings were $129 million, up slightly from Q2 last year.

In Q2 2019, revenue was $298 million, up 27% from $235 million in Q2 2018. Adjusting for the Speedpay contribution, Q2 revenue grew 6% from last year. Recurring revenue increased 33% in the quarter to $224 million, or 75% of total revenue, from $169 million, or 72% of total revenue last year. Net income in the quarter was $6 million, versus a net loss of $15 million last year. Adjusted EBITDA in Q2 was $55 million, up 80% from Q2 2018.

In Q2 2019, revenue from ACI’s On Demand segment was $173 million, up 52% from $114 million last year. Adjusting for the Speedpay contribution, On Demand segment revenue grew 8% from last year. On Demand segment net adjusted EBITDA margin improved to 18% from negative 5% last year. On Demand segment net adjusted EBITDA margins are adjusted for pass through interchange revenue of $78 million and $46 million, for Q2 2019 and Q2 2018, respectively.

ACI’s On Premise segment revenue was $125 million, up 3% from $121 million last year. On Premise segment adjusted EBITDA margin was 46% in Q2 2019 versus 45% in Q2 2018.

ACI ended Q2 2019 with a 12-month backlog of $1.1 billion and a 60-month backlog of $5.7 billion, up $328 million and $1.5 billion, respectively. After adjusting for the Speedpay acquisition and foreign currency fluctuations, our 12-month backlog increased $16 million and our 60-month backlog increased $29 million from Q1 2019.

Cash flows from operating activities in Q2 2019 were $14 million, versus $26 million in Q2 2018. Adjusted operating free cash flow in Q2 2019 was $16 million, up from $13 million in Q2 2018. ACI ended Q2 2019 with $139 million in cash on hand and a debt balance of $1.4 billion. The company has $176 million remaining on its share repurchase authorization.

REITERATING GUIDANCE

We are reiterating our outlook for the full year 2019 and 2020. We continue to expect 2019 total revenue to be between $1.315 billion and $1.345 billion and adjusted EBITDA to be in a range of $360 million to $380 million, which excludes between $30 million and $35 million in significant transaction related expenses. We expect Q3 2019 revenue to be between $335 million and $345 million. We continue to expect full-year 2019 new bookings growth to be in the upper single digits to low double digits.

We continue to expect our 2020 adjusted EBITDA to be in a range of $425 million to $445 million.

CONFERENCE CALL TO DISCUSS FINANCIAL RESULTS AND OUTLOOK

Management will host a conference call at 8:30 am ET today to discuss these results, the Speedpay acquisition, as well as 2019 and 2020 guidance. Interested persons may access a real-time audio broadcast of the teleconference at http://investor.aciworldwide.com/ or use the following numbers for dial-in participation: US/Canada: (866) 914-7436, international: +1 (817) 385-9117. Please provide your name, the conference name ACI Worldwide, Inc. and conference code 8549868. There will be a replay of the call available for two weeks on (855) 859-2056 for US/Canada callers and +1 (404) 537-3406 for international participants.

About ACI Worldwide

ACI Worldwide, the Universal Payments (UP) company, powers electronic payments for more than 5,100 organizations around the world. More than 1,000 of the largest financial institutions and intermediaries, as well as thousands of global merchants, rely on ACI to execute $14 trillion each day in payments and securities. In addition, myriad organizations utilize our electronic bill presentment and payment services. Through our comprehensive suite of software solutions delivered on customers’ premises or through ACI’s private cloud, we provide real-time, immediate payments capabilities and enable the industry’s most complete omni-channel payments experience. To learn more about ACI, please visit www.aciworldwide.com. You can also find us on Twitter @ACI_Worldwide.

© Copyright ACI Worldwide, Inc. 2019.

ACI, ACI Worldwide, ACI Payment Systems, the ACI logo and all ACI product names are trademarks or registered trademarks of ACI Worldwide, Inc., or one of its subsidiaries, in the United States, other countries or both. Other parties’ trademarks referenced are the property of their respective owners.

For more information contact:

John Kraft, Vice President, Investor Relations & Strategic Analysis

ACI Worldwide

239-403-4627

john.kraft@aciworldwide.com

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the tables, which exclude significant transaction-related expenses, as well as other significant non-cash expenses such as depreciation, amortization and stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. The presentation of these non-GAAP financial measures should be considered in addition to our GAAP results and are not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP.

We believe that these non-GAAP financial measures reflect an additional way to view aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. Certain non-GAAP measures include:

•

Adjusted EBITDA: net income plus income tax expense (benefit), net interest income (expense), net other income (expense), depreciation, amortization and stock-based compensation, as well as significant transaction-related expenses. Adjusted EBITDA should be considered in addition to, rather than as a substitute for, net income.

•

Net Adjusted EBITDA Margin: Adjusted EBITDA divided by revenue net of pass through interchange revenue. Net Adjusted EBITDA Margin should be considered in addition to, rather than as a substitute for, net income.

ACI is also presenting adjusted operating free cash flow, which is defined as net cash provided by operating activities and net after-tax payments associated with significant transaction-related expenses, less capital expenditures. Adjusted operating free cash flow is considered a non-GAAP financial measure as defined by SEC Regulation G. We utilize this non-GAAP financial measure, and believe it is useful to investors, as an indicator of cash flow available for debt repayment and other investing activities, such as capital investments and acquisitions. We utilize adjusted operating free cash flow as a further indicator of operating performance and for planning investment activities. Adjusted operating free cash flow should be considered in addition to, rather than as a substitute for, net cash provided by operating activities. A limitation of adjusted operating free cash flow is that it does not represent the total increase or decrease in the cash balance for the period. This measure also does not exclude mandatory debt service obligations and, therefore, does not represent the residual cash flow available for discretionary expenditures. We believe that adjusted operating free cash flow is useful to investors to provide disclosures of our operating results on the same basis as that used by our management.

ACI backlog includes estimates for SaaS and PaaS, license, maintenance, and services revenue specified in executed contracts but excluded from contracted revenue that will be recognized in future periods, as well as revenue from assumed contract renewals to the extent that we believe recognition of the related revenue will occur within the corresponding backlog period. We have historically included assumed renewals in backlog estimates based upon automatic renewal provisions in the executed contract and our historic experience with customer renewal rates.

Backlog is considered a non-GAAP financial measure as defined by SEC Regulation G. Our 60-month backlog estimates are derived using the following key assumptions:

•

License arrangements are assumed to renew at the end of their committed term or under the renewal option stated in the contract at a rate consistent with historical experience. If the license arrangement includes extended payment terms, the renewal estimate is adjusted for the effects of a significant financing component.

•	Maintenance fees are assumed to exist for the duration of the license term for those contracts in which the committed maintenance term is less than the committed license term.

•	SaaS and PaaS arrangements are assumed to renew at the end of their committed term at a rate consistent with our historical experiences.

•	Foreign currency exchange rates are assumed to remain constant over the 60-month backlog period for those contracts stated in currencies other than the U.S. dollar.

•	Our pricing policies and practices are assumed to remain constant over the 60-month backlog period.

Estimates of future financial results are inherently unreliable. Our backlog estimates require substantial judgment and are based on a number of assumptions as described above. These assumptions may turn out to be inaccurate or wrong, including, but not limited to, reasons outside of management’s control. For example, our customers may attempt to renegotiate or terminate their contracts for a number of reasons, including mergers, changes in their financial condition, or general changes in economic conditions in the customer’s industry or geographic location, or we may experience delays in the development or delivery of products or services specified in customer contracts which may cause the actual renewal rates and amounts to differ from historical experiences. Changes in foreign currency exchange rates may also impact the amount of revenue actually recognized in future periods. Accordingly, there can be no assurance that contracts included in backlog estimates will actually generate the specified revenue or that the actual revenue will be generated within the corresponding 60-month period.

Backlog estimates should be considered in addition to, rather than as a substitute for, reported revenue and contracted but not recognized revenue (including deferred revenue).

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements do not relate strictly to historical or current facts and may include words or phrases such as “believes,” “will,” “expects,” “anticipates,” “intends,” and words and phrases of similar impact. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements in this press release include, but are not limited to, statements regarding: (i) expectations regarding Speedpay integration and contribution; (ii) confidence in our full year outlook; (iii) expectations regarding revenue, adjusted EBITDA, and new bookings growth in 2019; (iv) expectations regarding revenue in Q3 2019; and (v) expectations regarding our 2020 adjusted EBITDA target.

All of the foregoing forward-looking statements are expressly qualified by the risk factors discussed in our filings with the Securities and Exchange Commission. Such factors include, but are not limited to, increased competition, the success of our Universal Payments strategy, demand for our products, restrictions and other financial covenants in our debt agreements, consolidations and failures in the financial services industry, customer reluctance to switch to a new vendor, the accuracy of management’s backlog estimates, the maturity of certain products, failure to obtain renewals of customer contracts or to obtain such renewals on favorable terms, delay or cancellation of customer projects or inaccurate project completion estimates, volatility and disruption of the capital and credit markets and adverse changes in the global economy, our existing levels of debt, impairment of our goodwill or intangible assets, litigation, future acquisitions, strategic partnerships and investments, integration of and achieving benefits from the Speedpay acquisition, the complexity of our products and services and the risk that they may contain hidden defects or be subjected to security breaches or viruses, compliance of our products with applicable legislation, governmental regulations and industry standards, our ability to protect customer information from security breaches or attacks, our compliance with privacy regulations, our ability to adequately defend our intellectual property, exposure to credit or operating risks arising from certain payment funding methods, the cyclical nature of our revenue and earnings and the accuracy of forecasts due to the concentration of revenue-generating activity during the final weeks of each quarter, business interruptions or failure of our information technology and communication systems, our offshore software development activities, risks from operating internationally, including fluctuations in currency exchange rates, exposure to unknown tax liabilities, volatility in our stock price, and potential claims associated with our sale and transition of our CFS assets and liabilities. For a detailed discussion of these risk factors, parties that are relying on the forward-looking statements should review our filings with the Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

ACI WORLDWIDE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited and in thousands, except share and per share amounts)

	June 30,	December 31,
	2019	2018
ASSETS
Current assets
Cash and cash equivalents	$139,396	$148,502
Receivables, net of allowances	286,393	348,182
Settlement assets	613,290	32,256
Prepaid expenses	30,645	23,277
Other current assets	52,259	14,260

Total current assets	1,121,983	566,477

Noncurrent assets
Accrued receivables, net	177,513	189,010
Property and equipment, net	70,805	72,729
Operating lease right-of-use assets	62,316	—
Software, net	246,314	137,228
Goodwill	1,279,472	909,691
Intangible assets, net	374,908	168,127
Deferred income taxes, net	63,569	27,048
Other noncurrent assets	53,440	52,145

TOTAL ASSETS	$3,450,320	$2,122,455

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$46,975	$39,602
Settlement liabilities	589,742	31,605
Employee compensation	38,976	38,115
Current portion of long-term debt	34,089	20,767
Deferred revenue	79,311	104,843
Other current liabilities	81,156	61,688

Total current liabilities	870,249	296,620

Noncurrent liabilities
Deferred revenue	59,122	51,292
Long-term debt	1,352,096	650,989
Deferred income taxes, net	23,243	31,715
Operating lease liabilities	50,550	—
Other noncurrent liabilities	42,483	43,608

Total liabilities	2,397,743	1,074,224

Commitments and contingencies
Stockholders’ equity
Preferred stock	—	—
Common stock	702	702
Additional paid-in capital	650,797	632,235
Retained earnings	843,530	863,768
Treasury stock	(349,426)	(355,857)
Accumulated other comprehensive loss	(93,026)	(92,617)

Total stockholders’ equity	1,052,577	1,048,231

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,450,320	$2,122,455

ACI WORLDWIDE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited and in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenues
Software as a service and platform as a service	$172,499	$113,600	$281,056	$217,880
License	52,541	45,555	73,619	73,601
Maintenance	51,922	55,048	107,033	111,707
Services	20,656	20,792	41,765	41,117

Total revenues	297,618	234,995	503,473	444,305

Operating expenses
Cost of revenue (1)	155,240	116,261	270,181	223,597
Research and development	39,235	37,862	75,429	74,653
Selling and marketing	32,962	33,160	62,392	65,053
General and administrative	49,319	28,837	80,836	57,486
Depreciation and amortization	26,744	21,033	48,610	42,378

Total operating expenses	303,500	237,153	537,448	463,167

Operating loss	(5,882)	(2,158)	(33,975)	(18,862)

Other income (expense)
Interest expense	(15,323)	(9,717)	(26,937)	(19,082)
Interest income	2,997	2,742	6,030	5,486
Other, net	1,402	(1,677)	(510)	(1,732)

Total other income (expense)	(10,924)	(8,652)	(21,417)	(15,328)

Loss before income taxes	(16,806)	(10,810)	(55,392)	(34,190)
Income tax expense (benefit)	(22,531)	3,764	(35,154)	(188)

Net income (loss)	$5,725	$(14,574)	$(20,238)	$(34,002)

Income (loss) per common share
Basic	$0.05	$(0.13)	$(0.17)	$(0.29)
Diluted	$0.05	$(0.13)	$(0.17)	$(0.29)
Weighted average common shares outstanding
Basic	116,586	115,548	116,287	115,595
Diluted	118,786	115,548	116,287	115,595

(1)	The cost of revenue excludes charges for depreciation but includes amortization of purchased and developed software for resale.

ACI WORLDWIDE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited and in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Cash flows from operating activities:
Net income (loss)	$5,725	$(14,574)	$(20,238)	$(34,002)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Depreciation	5,930	5,949	11,831	11,875
Amortization	23,848	18,402	42,799	37,469
Amortization of operating lease right-of-use assets	3,646	—	7,029	—
Amortization of deferred debt issuance costs	930	746	1,683	1,445
Deferred income taxes	(23,917)	1,783	(41,331)	(3,044)
Stock-based compensation expense	14,372	7,705	20,957	14,067
Other	959	415	1,533	(248)
Changes in operating assets and liabilities, net of impact of acquisitions:
Receivables	(5,953)	(1,052)	88,596	67,689
Accounts payable	11,591	(1,047)	1,294	(3,658)
Accrued employee compensation	7,435	8,938	(1,163)	(5,805)
Current income taxes	(4,593)	(3,674)	(5,634)	(7,243)
Deferred revenue	(13,854)	(1,184)	(17,981)	10,142
Other current and noncurrent assets and liabilities	(11,681)	3,568	(32,510)	(17,576)

Net cash flows from operating activities	14,438	25,975	56,865	71,111

Cash flows from investing activities:
Purchases of property and equipment	(4,665)	(5,171)	(9,915)	(11,108)
Purchases of software and distribution rights	(6,722)	(10,124)	(11,300)	(16,776)
Acquisition of businesses, net of cash acquired	(758,546)	—	(758,546)	—
Other	—	(1,467)	—	(1,467)

Net cash flows from investing activities	(769,933)	(16,762)	(779,761)	(29,351)

Cash flows from financing activities:
Proceeds from issuance of common stock	922	811	1,753	1,564
Proceeds from exercises of stock options	959	5,788	5,816	14,906
Repurchase of restricted share awards and restricted share units for tax withholdings	(185)	(1,674)	(2,809)	(2,588)
Repurchases of common stock	—	(23,414)	(631)	(54,527)
Proceeds from revolving credit facility	250,000	37,000	250,000	85,000
Repayment of revolving credit facility	(15,000)	(34,000)	(15,000)	(84,000)
Proceeds from term portion of credit agreement	500,000	—	500,000	—
Repayment of term portion of credit agreement	(3,487)	(5,188)	(9,424)	(10,375)
Payments for debt issuance costs	(12,830)	—	(12,830)	—
Payments on other debt	(363)	(1,198)	(2,220)	(1,550)

Net cash flows from financing activities	720,016	(21,875)	714,655	(51,570)

Effect of exchange rate fluctuations on cash	(1,298)	(2,586)	(865)	(867)

Net decrease in cash and cash equivalents	(36,777)	(15,248)	(9,106)	(10,677)
Cash and cash equivalents, beginning of period	176,173	74,281	148,502	69,710

Cash and cash equivalents, end of period	$139,396	$59,033	$139,396	$59,033

Adjusted EBITDA (millions)	Quarter Ended June 30,
	2019	2018
Net Income (Loss)	$5.7	$(14.6)
Plus:
Income tax (benefit) expense	(22.5)	3.8
Net interest expense	12.3	7.0
Net other (income) expense	(1.4)	1.7
Depreciation expense	5.9	5.9
Amortization expense	23.9	18.4
Non-cash compensation expense	14.4	7.7

Adjusted EBITDA before significant transaction-related expenses	$38.3	$29.9
Significant transaction-related expenses	16.6	0.6

Adjusted EBITDA	$54.9	$30.5

Segment Information (millions)	Quarter Ended June 30,
	2019	2018
Revenue
ACI On Premise	$125.1	$121.4
ACI On Demand	172.5	113.6

Total	$297.6	$235.0

Segment Adjusted EBITDA
ACI On Premise	$57.1	$54.8
ACI On Demand	17.3	(3.4)

Reconciliation of Adjusted Operating Free Cash Flow (millions)	Quarter Ended June 30,
	2019	2018
Net cash flows from operating activities	$14.4	$26.0
Net after-tax payments associated with significant transaction-related expenses	12.5	2.2
Less: capital expenditures	(11.4)	(15.3)

Adjusted Operating Free Cash Flow	$15.5	$12.9